                                                                    EXHIBIT 16.1

                   [JONES, JENSEN & COMPANY, LLC LETTERHEAD]


December 27, 1999


Micro ASI, Incorporated
Attn: Joel Claybrook
12655 North Central Expressway
Suite 1000
Dallas, TX 75243


We have reviewed item 3 "Changes in and Disagreements with Accountants" as noted in your Form 10-SB filing and agree with the statements made therein.

Sincerely,

/s/ JONES, JENSEN & COMPANY
Jones, Jensen & Company